Exhibit 10.15
LABOR AGREEMENT
[English Translation]
Madrid,
BY AND BETWEEN
On the one part,          , in his capacity as legal representative of the company ACCENTURE S.L. (hereinafter the COMPANY), with registered office in Madrid, Plaza Pablo Ruiz Picasso s/n, Edificio Torre Picasso, holding Spanish Corporate Tax Identification Number (C.I.F.)           and registered with the Social Security under number                    .
and on the other part,          , of legal age, of Spanish nationality, with address in, and holder of Spanish National Identity Card number           (hereinafter, the EMPLOYEE).
Both parties acknowledge each other’s sufficient authority to grant this LABOR AGREEMENT.
STATE
The EMPLOYEE has been providing his services to the COMPANY or to one or other of the
companies of the group since           to this date, currently holding the category of Director, internally “partner”.-
II.- In view of the important changes occurred in recent years in the business sector and more particularly in that of consultancy, the Accenture Group has been implementing, on a global basis, important salary measures intended to increase the level of employee loyalty through the implementation of incentives linked to share option schemes, on the one hand, and fostering of performance linked remuneration, on the other hand, which to a greater or lesser degree affect the remuneration systems of all the groups making up the payroll of the Accenture Group in Spain.
II.- Both parties acknowledge that, in the event of employees holding a category of Director/Partner, a more comprehensive salary change is required in order to adapt to the new remuneration models applied on a global scale and to the current situation in the consultancy market.

IV- Likewise, it is of mutual interest for both parties to amend their labor agreement, cancelling and replacing in whole the existing one, which they carry out in accordance with the following
CLAUSES
FIRST.- This labor agreement shall be effective as of the date of signature hereof.
SECOND.- The EMPLOYEE shall render services to the COMPANY at the work center in Barcelona, holding the category of Director/Partner, and performing, among others, the following tasks: planning, coordination, overview and control of the work developed under his direction and in his area of activity, over the group of workers assigned to such area of activity, and more particularly, those of client relations and entering into consultancy agreements, as well as any others which, being consistent with his professional category, he may be requested to perform, adhering in his conduct to the Company policies and guidelines
THIRD.- The working hours shall be forty hours per week in average, calculated on an annual basis, according to the working calendar of the company and complying in any event with the rest periods established by contract or statute. The holiday entitlement shall be of thirty calendar days per year and it shall be fixed in consultation with the COMPANY.
FOURTH.- With effects as of           , the EMPLOYEE’s remuneration package and system shall be restructured as follows:
Base salary, considered as the fixed salary that, divided in twelve monthly installments, shall receive the EMPLOYEE monthly in arrears. The gross annual base salary at the date hereof is of EUR          .
Performance Salary, supplemental wages based on activity, performance and permanence. This element shall be considered as variable salary earned by performance years and does not create vested rights. It shall accrue month by month, and is therefore linked to the EMPLOYEE remaining employed with the COMPANY. In no event shall performance salaries accrue or may these be claimed by the EMPLOYEE with respect to months subsequent to the termination of the EMPLOYEE’s employment with the COMPANY, irrespective of the grounds for such termination. Payment of performance salary may be made in cash or in kind. Performance shall be determined annually in accordance with the internal policies of the Accenture group, and shall be applied with effects as of December 1st of each year, accruing on a monthly basis as from such date until November 30th of the following year.
In addition, the EMPLOYEE may receive a variable compensation not creating vested rights, in the form of a bonus, to be determined on the basis of criteria established in the internal policies of the COMPANY and linked to achieving business targets and results. The granting of said bonus shall create an entitlement for the EMPLOYEE to receive it solely and exclusively on the year for which it is established, and shall not bind the COMPANY for subsequent years.
The EMPLOYEE shall be eligible for other remuneration in kind as may be granted by the COMPANY, on the terms and conditions foreseen in the COMPANY’s policies for the groups of employees of the COMPANY.
FIFTH.- The EMPLOYEE shall not engage in any other activities, for consideration or otherwise and whether on his own behalf or on behalf of others, which may be in competition with the activity of the COMPANY or any of its businesses, or which may have a bearing on the company’s interests. Upon signing this agreement, the EMPLOYEE represents and warrants that he is in compliance with said obligation, and is not involved, in any of the above mentioned forms, in any competing business or activity.
In any event, the EMPLOYEE shall provide the COMPANY, upon request by this latter, with any information as the COMPANY may require for the purposes of determining the existence of eventual conflicts of interest.
SIXTH.- The EMPLOYEE acknowledges and accepts that, by reason of his employment with the COMPANY, he may have Access to confidential information relating to working procedures, customers or third parties, transactions completed or ongoing, etc. and undertakes to keep the utmost professional secrecy and to refrain from using any such information, save within the strict professional scope, and from disclosing or revealing it in any manner to third parties, even where these may be relatives or other members of the COMPANY not having access to the information.

THE EMPLOYEE shall diligently ensure that any customer-related information is not disclosed to any third parties, and shall keep the information on the work and any client and transactions data in such a manner that no access to such information is granted to any persons not authorized by the COMPANY to obtain information regarding the same.
The professional secrecy undertaking shall survive termination of employment with the COMPANY.
SEVENTH.- This agreement may be terminated on the grounds established by statute. Should termination take place based on any of the events foreseen under sections 40.1, 50, and/or 56 of the Spanish Workers’ Statute, the COMPANY shall be bound to pay the compensation foreseen for unfair dismissal under section 56 of the aforementioned Workers’ Statute. For the above purposes, and considering that the EMPLOYEE has been providing services to the COMPANY or to one or other of the companies in the group since           , his seniority shall be calculated taking into account the whole of the period in which the EMPLOYEE has provided services in any of the group companies, save for the period in which he has been a partner of the company Accenture under any corporate form or name, during which period the labor relationship shall be considered suspended. Therefore, the EMPLOYEE is hereby recognized a seniority to date of         .
EIGHTH.- Pursuant to the provisions of applicable Spanish legislation on Personal Data Protection (Spanish Organic Law 15/1999 of 13 December), in his capacity as employee of ACCENTURE, S.L., a company belonging to the Accenture Group, the EMPLOYEE has been previously informed of, and expressly consents to, the incorporation of his personal data to the company files, to be processed for the purposes of maintenance and follow up of the labor relationship, as well as management of the company’s human resources, and further consents to such data being disclosed to third parties (such as companies in said Group, suppliers, customers or business alliances,) as may be necessary for the above purposes or for the development of activities consistent with their corporate objects, all of which in accordance with the above mentioned legislation and with internal policies regarding personal data processing within the Accenture Group. In consideration of the company’s activity, its globalization on a worldwide scale, and the possibilities that our technology infrastructure offers, the personal data provided shall be stored and submitted to processing in files created by the company for the above mentioned purposes, and may be transferred and centralized in a database located outside Spain, under the control of an entity belonging to the Accenture Group, which shall grant access to entities forming part of the Accenture Group located in Spain and abroad, while keeping with the same purposes for which they were collected and for which they shall be exclusively used. The EMPLOYEE hereby expressly consents to such processing, assignment and international transfer, on the terms indicated, having been informed of the possibility to access such data, as well as to correct or amend the same, all on the terms provided by the aforementioned legislation.
NINTH.— The EMPLOYEE consents in assigning to the COMPANY, on an exclusive basis and with the scope necessary for the normal course of business, the full title and interest and any and all rights over any “work” as the EMPLOYEE may, within the framework of the labor relationship to which this agreement refers, produce, discover, create or write (whether by himself or in cooperation with others, whether or not these are workers of the COMPANY and whether or not they are under his supervision). For the purposes of this clause, “work” shall mean anything that may be the subject of intellectual property rights, as provided under sections 10 and 11 of Spanish Royal Legislative Decree 1/1996, of 12 April; in any event, the following shall be considered “works”: computer programs, including technical documentation and user manuals, as well as any reviews, updates, upgrades, amendments or improvements of others pre-existing; (ii) books, booklets, printed matters, articles, methods and handbooks, reports or other written material of a scientific, technological or technical nature, publications, translations, adaptations, compilations, speeches, conferences; and (iii) trademarks, trade names and inventions or designs, this list being merely informative and without limitation.
TENTH.- the EMPLOYEE states his intention not to engage in activities on behalf of any company directly competing with the COMPANY following termination of the employment relationship, for a term until           or eighteen months following termination of the employment relationship, whichever is longer, as well as his willingness to formalize this undertaking in a contract signed by both parties.
ELEVENTH.- For all matters not covered herein, the parties shall submit to the applicable legislation: Spain’s State Collective Bargaining Agreement for Consultancy Companies on Planning, Organization of Businesses, Accounting; Spanish Workers’ Statute; Spanish General Law on Social Security, Spanish Law on Prevention of Labor Risks and other applicable laws and regulations.
In witness whereof, and of their conformity with the foregoing, the parties sign these presents in two counterparts to one effect only, in the place and on the date first above mentioned.

THE EMPLOYEE	FOR THE COMPANY